UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

KALA BIO, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On May 30, 2024, KALA BIO, Inc. made available to certain stockholders the following communication in connection with its upcoming annual meeting of stockholders to be held on June 11, 2024.

May 30, 2024

Dear KALA Stockholder,

We recently made available proxy materials to you relating to proposals to be voted on at the 2024 Annual Meeting of Stockholders of KALA BIO, Inc. (“KALA”), which will be held virtually on Tuesday, June 11, 2024 at 11:00 a.m., Eastern Time. You are receiving this REMINDER notice because you held shares in KALA on the record date for the meeting, and your vote has not been received. Time is running short, and the 2024 Annual Meeting of Stockholders is rapidly approaching.

The Board of Directors of KALA recommends that stockholders vote “FOR” the proposals as set forth in the proxy statement.

Your vote is important no matter how large or small your holdings may be. Please vote your shares as soon as possible. Directions on how to submit voting instructions over the telephone or the Internet are enclosed with this letter. Alternatively, you may sign, date and return the enclosed proxy card or voting instruction form in the envelope provided.

If you have any questions regarding voting, you may call our proxy solicitor, Morrow Sodali, toll free at 800.662.5200.

Sincerely,

Mary Reumuth

Chief Financial Officer and Corporate Secretary